NVR, Inc. Announces Third Quarter Results

RESTON, Va., Oct. 20, 2011 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2011 of $43,409,000, $7.98 per diluted share. Net income decreased 1% and diluted earnings per share increased 9% for its third quarter ended September 30, 2011 when compared to the 2010 third quarter. Consolidated revenues for the third quarter of 2011 totaled $707,476,000, a 5% increase from $676,169,000 for the comparable 2010 quarter.

For the nine months ended September 30, 2011, consolidated revenues were $1,917,861,000, 14% lower than the $2,230,887,000 reported for the same period of 2010. Net income for the nine months ended September 30, 2011 was $97,028,000, a decrease of 34% when compared to the nine months ended September 30, 2010. Diluted earnings per share for the nine months ended September 30, 2011 was $16.75, a decrease of 29% from $23.49 per diluted share for the comparable period of 2010.

Homebuilding

New orders in the third quarter of 2011 increased 3% to 2,218 units, when compared to 2,151 units in the third quarter of 2010. The cancellation rate in the third quarter of 2011 was 15.0% compared to 17.9% in the third quarter of 2010 and 12.5% in the second quarter of 2011. Settlements increased in the third quarter of 2011 to 2,255 units, 6% higher than the same period of 2010. Homebuilding revenues for the three months ended September 30, 2011 totaled $696,980,000, 5% higher than the year earlier period.

Gross profit margins decreased to 17.9% in the 2011 third quarter compared to 18.3% for the same period in 2010. Income before tax from the homebuilding segment totaled $64,685,000 in the 2011 third quarter, an increase of 11% when compared to the third quarter of the previous year. The Company's backlog of homes sold but not settled at the end of the 2011 quarter increased on a unit basis by 3% to 3,909 units and on a dollar basis by 3% to $1,216,642,000 when compared to the same period last year.

Mortgage Banking

Mortgage closed loan production of $489,866,000 for the three months ended September 30, 2011 was 2% lower than the same period last year. Operating income for the mortgage banking operations during the third quarter of 2011 decreased 34% to $4,257,000, when compared to $6,471,000 reported for the same period of 2010.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Rymarc Homes and Fox Ridge Homes trade names, and operates in twenty-six metropolitan areas in fifteen states. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com, and www.rymarc.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR's customers, increased regulation of the mortgage banking industry, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Homebuilding:
Revenues	$ 696,980	$ 661,935	$ 1,882,387	$ 2,186,288
Other income	842	3,298	3,662	7,777
Cost of sales	(572,382)	(540,783)	(1,548,903)	(1,783,327)
Selling, general and administrative	(60,462)	(65,534)	(195,695)	(195,412)
Operating income	64,978	58,916	141,451	215,326
Interest expense	(293)	(497)	(802)	(4,565)
Homebuilding income	64,685	58,419	140,649	210,761

Mortgage Banking:
Mortgage banking fees	10,496	14,234	35,474	44,599
Interest income	1,589	1,555	3,789	3,803
Other income	151	166	311	565
General and administrative	(7,796)	(9,203)	(22,371)	(23,007)
Interest expense	(183)	(281)	(721)	(841)
Mortgage banking income	4,257	6,471	16,482	25,119

Income before taxes	68,942	64,890	157,131	235,880

Income tax expense	(25,533)	(20,946)	(60,103)	(88,573)

Net income	$ 43,409	$ 43,944	$ 97,028	$ 147,307

Basic earnings per share	$ 8.19	$ 7.65	$ 17.22	$ 24.64

Diluted earnings per share	$ 7.98	$ 7.31	$ 16.75	$ 23.49

Basic average shares outstanding	5,301	5,748	5,634	5,978

Diluted average shares outstanding	5,437	6,011	5,792	6,271

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	September 30, 2011	December 31, 2010
ASSETS	(unaudited)

Homebuilding:
Cash and cash equivalents	$ 492,331	$ 1,190,731
Receivables	7,281	6,948
Inventory:
Lots and housing units, covered under
sales agreements with customers	420,680	275,272
Unsold lots and housing units	62,520	70,542
Land under development	91,392	78,058
Manufacturing materials and other	6,621	7,457
	581,213	431,329

Assets related to consolidated variable interest entity	21,802	22,371
Contract land deposits, net	127,570	100,786
Property, plant and equipment, net	22,986	19,523
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	288,495	243,005
	1,583,258	2,056,273

Mortgage Banking:
Cash and cash equivalents	4,117	2,661
Mortgage loans held for sale, net	192,203	177,244
Property and equipment, net	1,066	950
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	11,625	15,586
	216,358	203,788

Total assets	$ 1,799,616	$ 2,260,061

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)

	September 30, 2011	December 31, 2010
LIABILITIES AND SHAREHOLDERS' EQUITY	(unaudited)

Homebuilding:
Accounts payable	$ 146,837	$ 115,578
Accrued expenses and other liabilities	203,297	237,052
Liabilities related to consolidated variable interest entity	1,052	500
Non-recourse debt related to consolidated variable
interest entity	5,685	7,592
Customer deposits	66,640	53,705
Other term debt	1,666	1,751
	425,177	416,178

Mortgage Banking:
Accounts payable and other liabilities	28,420	13,171
Note payable	-	90,338
	28,420	103,509

Total liabilities	453,597	519,687

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 and 20,557,913 shares
issued as of September 30, 2011 and
December 31, 2010, respectively	206	206
Additional paid-in-capital	1,054,234	951,234
Deferred compensation trust – 152,964 and
158,894 shares of NVR, Inc. common
stock as of September 30, 2011 and
December 31, 2010, respectively	(25,582)	(27,582)
Deferred compensation liability	25,582	27,582
Retained earnings	4,126,100	4,029,072
Less treasury stock at cost – 15,542,337 and
14,894,357 shares at September 30, 2011
and December 31, 2010, respectively	(3,834,521)	(3,240,138)
Total shareholders’ equity	1,346,019	1,740,374
Total liabilities and shareholders’ equity	$ 1,799,616	$ 2,260,061

NVR, Inc. Operating Activity (dollars in thousands) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,139	1,193	3,503	3,887
North East (2)	179	171	639	650
Mid East (3)	544	559	1,926	2,187
South East (4)	356	228	1,021	926
Total	2,218	2,151	7,089	7,650

Average new order price	$ 306.5	$ 306.3	$ 301.8	$ 299.9

Settlements (units)
Mid Atlantic (1)	1,090	1,049	3,002	3,656
North East (2)	191	222	536	724
Mid East (3)	676	625	1,719	2,112
South East (4)	298	231	839	899
Total	2,255	2,127	6,096	7,391

Average settlement price	$ 308.9	$ 311.1	$ 308.6	$ 295.7

Backlog (units)
Mid Atlantic (1)			2,096	2,094
North East (2)			335	251
Mid East (3)			937	1,035
South East (4)			541	410
Total			3,909	3,790

Average backlog price			$ 311.2	$ 312.5

Community count (average)	389	374	385	368
Lots controlled at end of period			51,900	51,600

Mortgage banking data:
Loan closings	$ 489,866	$ 497,404	$ 1,347,553	$ 1,621,997
Capture rate	88%	91%	89%	90%

Common stock information:
Shares outstanding at end of period			5,013,861	5,630,880
Number of shares repurchased	567,788	319,073	979,265	581,046
Aggregate cost of shares repurchased	$ 365,743	$ 201,209	$ 666,628	$ 377,293

(1)  Virginia, West Virginia, Maryland and Delaware

(2)  New Jersey and eastern Pennsylvania

(3)  Kentucky, western Pennsylvania, New York, Ohio,  Indiana  and Illinois

(4)  North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, NVR, Inc., +1-703-956-4204